Exhibit 10.16

Equity Transfer Contract

This Equity Transfer Contract (the “Contract”), dated as of August 1, 2011, is entered into between:

The Transferor:

He Boquan

ID No.: 440620196011075452

Address: No. 18, Lane 1, Yinglong Street, Xiaolan Town, Zhongshan City, Guangdong Province

The Transferee:

Shanghai iKang Guobin Holding Co., Ltd.

Address: Room 3182, No. 2123, Pudong Avenue, Shanghai

WHEREAS:

1. Shanghai Guobin Healthcare Center Co., Ltd. (“Guobin Healthcare Center”) is a limited company incorporated under the laws of the PRC with the registered capital of RMB 16 million, among which the Transferor holds 35% of the equity interest in the company and the Transferee holds 65% of the equity interest in the company;

2. The Transferor intends to transfer to the Transferee all 35% of the equity interest in the Guobin Health Center it holds, and the Transferee accepts such equity transfer;

NOW THEREORE, on the principles of friendly negotiation, equality and mutual benefit, the Parties enter into the Contract as follows:

Article I Equity Transfer

1.1 Transfer Subject

The transfer subject under the Contract is the 35% equity interest held by the Transferor in the Guobin Health Center.

1.2 Transfer Date of Shareholder Interests

The shareholders’ rights and obligations with respect to the transfer subject under Article 1.1 of the Contract are transferred as of the execution date of the Contract (the “Transfer Date of Shareholder Interests”). The Transferee may exercise all the shareholder interests with respect to the transfer subject as of such date, including the voting right, right to earnings, the allocation right to the remaining property, and other shareholder interests granted by the articles of association of the Guobin Health Center.

1.3 Change of Industrial and Commercial Registration

After the execution of the Contract, the Parties shall use their best efforts, including but not limited to changing the company’s articles of association and register of shareholders and providing all the necessary legal documents as required by the industrial and commercial authorities, to procure the completion of the procedures of change of industrial and commercial registration as soon as practicable in relation to the equity transfer, such as change of shareholders or company type (if required). The date when the Parties submit all the documents necessary to the change of industrial and commercial registration shall be no later than the 10th day of the execution date of the Contract.

Article II Payment

2.1 Transfer Price

(1) The Transferee agrees to pay the Transferor the transfer price in an aggregate amount of RMB 100,034,000.00 yuan for the transfer of the transfer subject under the Contract, provided that relevant terms and conditions of the Contract are complied with.

(2) In addition to the above transfer price, the Transferee is not required to pay the Transferor any other amounts or additional consideration and compensation for obtaining the transfer subject under the Contract.

2.2 Payment Method of the Transfer Price

(1) The Transferee shall pay the Transferor the first installment of RMB 10,000,000.00 yuan of the transfer price within 5 business days upon the execution date of the Contract;

(2) The Transferee shall pay the Transferor the second installment of RMB 10,000,000.00 yuan of the transfer price within 30 business days as of the date when the Guobin Healthcare Center completes all the changes of industrial and commercial registration with respect to this equity transfer.

(3) The Transferee shall pay the Transferor the remaining amount of RMB 80,034,000.00 yuan on December 31, 2013.

2.3 Taxes and Expenses

The Parties shall respectively bear all their taxes and expenses arising out of the negotiation, drafting and performance of the Contract and any other relevant contracts and all the registration fees paid to the Chinese government authority for submitting registration application of the equity transfer (if any).

Article III Representations and Warranties

3.1 The Parties’ Representations and Warranties

With respect to the execution and performance of the Contract, each Party hereto makes the following representations and warranties to the other Party:

(1) It has the capacity or authority to execute the Contract and perform the obligations under the Contract;

(2) It is neither in violation of any binding court judgments and rulings or decisions and approvals of administration authorities, nor in violation of any binding contracts or undertakings by executing and performing the Contract and any relevant contracts.

3.2 The Transferor’s Special Representations and Warranties

In addition to the representations and warranties under Article 3.1, the Transferor makes the following special representations and warranties to the Transferee:

(1) Dividends

As of the execution date of the Contract, the Transferor has fully and timely collected all the dividends paid by the Guobin Healthcare Center in accordance with the provisions of the laws and the articles of association of Guobin Healthcare Center, and the Guobin Healthcare Center and the Transferor have no creditor and debtor relationship thereof.

(2) Undistributed Profits and Other Shareholder Rights

The undistributed profits and other shareholder rights of the Guobin Healthcare Center with respect to the transfer subject under the Contract shall be transferred to the Transferee as of the Transfer Date of Shareholder Interests. The Transferee is not required to pay the Transferor any other consideration or compensation except for the transfer price.

(3) Compensation

As the transfer price under the Contract is determined in accordance with the asset status of the Guobin Healthcare Center on the execution date of the Contract, if the government authorities collect taxes from, or impose penalties upon the Guobin Healthcare Center, or the Guobin Healthcare Center pays the overdue taxes, or suffers losses for debts due to actions or matters prior to the execution date of the Contract within 18 months as of the date of the change of industrial and commercial registration of the equity transfer, the Transferor undertakes to pay compensations to the Transferee in an amount equal to 35% of such losses incurred to Guobin Healthcare Center.

Article IV Undertakings

4.1 The Parties’ Undertakings

The Parties undertake to fulfill the following obligations after the execution date of the Contract:

(1) The Parties shall fully cooperate to complete the equity transfer under the Contract;

(2) The Parties shall ensure that all the representations and warranties they make under Article III of the Contract remain true and valid.

Article V Indemnity Liability

5.1 General Terms

(1) Each Party shall fully and timely indemnify, compensate and hold harmless the other Party with respect to any and all losses incurred to the other Party arising out of:

any misrepresentations or guarantees under the Contract or the violations thereof, or violations of any undertakings made under the Contract, or violations of the undertakings as provided in any other documents executed as required by the performance of the Contract, or violations of any obligations under the Contract.

(2) Such indemnity shall not prejudice the non-breaching Party’s any other rights and remedies available under the laws of the PRC. The rights and remedies obtained by the non-breaching Party due to the violations by the breaching Party shall remain in full force and effect after the termination of the Contract.

5.2 Liquidated Damages

The Parties make the following covenants with respect to the liquidated damages, and such liquidated damages do not prejudice the indemnity liability provided in the above Article 5.1.

(1) Transferee’s Delay in Payment

The Transferee shall pay the transfer price for the equity within the period provided in Article 2.3 of the Contract. If the payment is delayed due to the Transferee’s fault, the Transferee shall pay the overdue liquidated damages in accordance with the standard of one thousandth of the amount due and payable per day.

(2) Breach of Representations, Warranties and Undertakings by the Transferor

If the Transferor breaches any representation, warranty or undertaking under Article III and IV of the Contract, the Transferor shall be liable for the liquidated damages in an aggregate amount of RMB 1 million yuan to the Transferee.

Article VI Effectiveness and Termination

6.1 Effectiveness of the Contract

The Contract shall be effective as of the date when it is signed by the Transferor and sealed by the Transferee.

6.2 Cancellation of the Contract

(1) The Transferee’s Right to Cancel the Contract

If any of the following circumstances occurs, the Transferee may cancel the Contract by notifying the Transferor in writing, and the Contract shall be cancelled as of the time when the notice is served:

(i) The Transferor has material falseness, mistakes or violations with respect to any representations and warranties under Article III of the Contract;

(ii) The Transferor has material breaches with respect to the performance of any responsibilities, obligations or undertakings under the Contract, and fails to make effective remedies within 20 days as of the date when it receives the written notice given by the Transferee identifying such breach.

(2) The Transferor’s Right to Cancel the Contract

If any of the following circumstances occurs, the Transferor may cancel the Contract by notifying the Transferee in writing, and the Contract shall be cancelled as of the time when the notice is served:

(i) The Transferee has material falseness, mistakes or violations with respect to any representations and warranties under Article III of the Contract;

(ii) The Transferee has material breaches with respect to the performance of any responsibilities, obligations or undertakings under the Contract, and fails to make effective remedies within 20 days as of the date when it receives the written notice given by the Transferor identifying such breach.

Article VII Force Majeure

7.1 Force Majeure Event(s)

If either Party fails or delays to perform the obligations under the Contract due to unforeseeable, inevitable and unconquerable causes, including but not limited to act of God, flood, earthquake, pestilence, war and military action (no matter whether or not a war is declared), terrorist attack, deliberate sabotage and government action (the “Force Majeure Event(s)”), such Party shall not be deemed to breach the Contract, and it shall not be liable for breach of contract. However, the Force Majeure Events do not include strike, various labor disputes, delay in delivery of equipment or supplies, financial difficulty, etc..

7.2 Notice of Force Majeure Events

After a Force Majeure Event provided in Article 7.1 occurs, the affected Party shall promptly notify the other Party of the Force Majeure Event and to what extent it may be affected, and:

(1) The affected Party shall continue to perform its obligations under the Contract as soon as practicable after the Force Majeure Event is eliminated;

(2) If the Force Majeure Event has material and irreparable impact on one Party, or the Force Majeure Event lasts for more than 180 days, either Party may cancel the Contract by notifying the other Party in writing.

7.3 Consequences of the Cancellation of Contract Due to Force Majeure Events

If the Contract is cancelled due to the reasons set out in Article 7.1 and 7.2 of the Contract, neither Party shall be liable for breach of contract to the other Party.

Article VIII Governing Law and Dispute Resolution

8.1 Governing Law

The conclusion, effectiveness, interpretation and performance of the Contract shall be governed by the laws of the PRC.

8.2 Arbitration

The Parties shall resolve any dispute arising out of or in connection with the Contract through friendly negotiation. If the Parties fail to resolve the dispute through negotiation, each Party hereto shall have the right to refer the dispute to the Beijing Arbitration Commission (BAC), and the dispute shall be resolved through arbitration in Beijing under the arbitration rules of the BAC in force at the time when the arbitration application is submitted. The arbitration award is final and binding on the Parties.

Article IX Miscellaneous

9.1 Further Undertakings and Provisions

Where it is required by the performance of the Contract, the Parties agree to use their best efforts to take all reasonable measures to execute, cause the execution of and submit all the legal documents reasonably necessary to perform the Contract.

9.2 No Implied Wavier

If one Party waives its rights to hold liable the other Party for breach under specific circumstances, such Party shall not be deemed to waive its rights to hold liable the other Party for similar breaches under other circumstances.

9.3 Severability

Regardless of the reasons, if any provision of the Contract is deemed as invalid or unenforceable:

(1) Such invalid or unenforceable circumstances shall not prejudice any other provisions under the Contract;

(2) The Contract shall be deemed as not including such invalid or unenforceable provisions; and

(3) The Parties shall fully negotiate to replace such invalid or unenforceable provisions with valid and enforceable ones whose contents are closest to the contents of the invalid or unenforceable provisions.

9.4 Amendments

Any amendments or supplements to the Contract shall be agreed by the Parties in writing.

9.5 Copies

The Contract is made in two copies with each Party holding one copy respectively.

In witness whereof, the Parties have executed the Contract as of the date first stated above.

He Boquan

Signature:	/s/ He Boquan

Shanghai iKang Guobin Holding Co., Ltd.

Legal Representative:	/s/ Zhang Ligang